Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of Guerilla RF, Inc. (formerly known as Laffin Acquisition Corp.) to be filed on or about February 2, 2022, of our report dated April 9, 2021 included in its Form 10-K filed on April 28, 2021 relating to the financial statements as of December 31, 2020 and for the period from November 9, 2020 (inception) through December 31, 2020.

/s/ Raich Ende Malter & Co. LLP

Melville, New York

February 2, 2022